Second Amendment to Pooled Patents Agreement
This Second Amendment to the Pooled Patents Agreement (the “Second Amendment”) is effective as of the date of last signature found below (“Second Amendment Effective Date”) between Illumina, Inc., a Delaware corporation having a place of business at 5200 Illumina Way, San Diego, CA 92122 ("Illumina") and Sequenom, Inc., a Delaware corporation, having a place of business at 3595 John Hopkins Court, San Diego CA 92121 (“Sequenom”). Sequenom and Illumina may be referred to herein as “Party” or “Parties.”
WHEREAS, the Parties entered into the Pooled Patents Agreement, dated December 2, 2014, as amended via a First Amendment dated April 21, 2016 (“Agreement”);
WHEREAS, the Parties have been discussing a lowering of Test Fees in accordance with Section 3.2(c)(iii), and have now reached agreement in accordance with Sections 3.2(c)(iii)(1) and (3);
WHEREAS, the Parties desire to amend the Agreement to permit lower Test Fees to be paid by certain companies, as identified herein; and
WHEREAS, for good and valuable consideration, the Parties agree to amend the Agreement as follows:

1.	Section 3.5(b)(i) is deleted in its entirety and replaced with:

(i)     Adjustment Due to Average Test Fee Collected. The Minimum Payments set forth in Section 3.5(a) are based on an average annual Test Fee collected by Illumina and Sequenom in the amount of $72 per NIPT Test. If the average Test Fee collected for a calendar year is lower than $72 per NIPT Test by 5% or more, then the Minimum Payment for the calendar year shall be adjusted downward by multiplying the then current Minimum Payment amount by the quotient of the average Test Fee actually collected and subject to sharing between Illumina and Sequenom during that calendar year divided by seventy-two dollars ({minimum payment amount}×{average Test Fee for immediately preceding calendar year}/$72).

2.	Schedule 1 is deleted in its entirety and replaced with the attached new Schedule 1.

3.	Schedules 1A and 1B are added to the Agreement after Schedule 1 and before Schedule 2.

Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its terms. All capitalized terms not defined in this Second Amendment shall have the meaning ascribed to them in the Agreement.

[Remainder of Page Intentionally Left Blank. Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have signed this Second Amendment as of the dates indicated below.

ILLUMINA		SEQUENOM
By:	/s/ Jeff Eidel	By:	/s/ Eric Lindblom
Name:	Jeff Eidel	Name:	Eric Lindblom
Title:	VP, Corporate & Business Development	Title:	SVP
Date:	April 14, 2017	Date:	April 17, 2017